CERTIFICATE OF INCORPORATION
OF
KNIFE RIVER HOLDING COMPANY
I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby execute this Certificate of Incorporation and do hereby certify as follows:
ARTICLE I
The name of the corporation (which is hereinafter referred to as the “Corporation”) is:
Knife River Holding Company
ARTICLE II
The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the “DGCL”) or any successor statute.
ARTICLE IV
Section 1.    The Corporation shall be authorized to issue one thousand (1,000) shares of capital stock, all of which shall be shares of common stock, par value $0.01 per share (the “Common Stock”).

Section 2.    Except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of the Common Stock shall have one vote and the Common Stock shall vote together as a single class.
ARTICLE V
Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to be voted in the election of directors.
ARTICLE VI
In furtherance and not in limitation of those powers conferred by law, the board of directors of the Corporation (the “Board of Directors”) is expressly authorized and empowered to make, alter and repeal the by-laws of the Corporation (the “By-Laws”).

ARTICLE VII
Meetings of the stockholders shall be held at such place, within or without the State of Delaware as may be designated by, or in the manner provided in, the By-Laws or, if not so designated, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by written ballot unless and to the extent that the By-Laws so provide.
ARTICLE VIII
The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereinafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article VIII.
ARTICLE IX
No director or officer of the Corporation will be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provisions will not eliminate or limit the liability of (a) a director or officer for any breach of that director’s or officer’s duty of loyalty to the Corporation or its stockholders, (b) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) a director under Section 174 of the DGCL, as the same exists or as that provision hereafter may be amended, supplemented or replaced, (d) a director or officer for any transactions from which that director or officer derived an improper personal benefit or (e) an officer in any action by or in the right of the Corporation. If the DGCL is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided herein, will be limited to the fullest extent permitted by that law, as so amended. Any repeal or modification of this Article Ninth by the stockholders of the Corporation will be prospective only and will not adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of that repeal or modification.
ARTICLE X
The Corporation shall indemnify its directors and officers against all expense, liability and loss reasonably incurred or suffered by such persons in connection with their service as a director or officer, as applicable, of the Corporation, or their service at the request of the Corporation as a director, officer, employee or agent of another corporation or other enterprise, to the fullest extent authorized or permitted by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board. The right to indemnification conferred by this Article Tenth shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article Tenth or otherwise.
The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees, and agents of the Corporation similar to those conferred in this Article Tenth to directors and officers of the Corporation.
The rights to indemnification and to the advancement of expenses conferred in this Article Tenth shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.
Any repeal of this Article Tenth by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
ARTICLE XI
The name and mailing address of the incorporator is Travis C. Anderson-Hamilton, Esq., c/o Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019.

[Signature Page Follows]

IN WITNESS WHEREOF, I, the undersigned, being the incorporator herein named, do hereby further certify that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand this 9th day of November, 2022.

/s/ Name: Travis C. Anderson-Hamilton Title: Incorporator

[Signature Page to Certificate of Incorporation of Knife River Holding Company]